CONTACT:

David W. Fry	Van Negris / Lexi Terrero
Senior Vice President, Treasurer	Van Negris & Company, Inc.
andChief Financial Officer	(212) 759-0290
Flushing Financial Corporation
(718) 961-5400	Robert Cavosi,
Broadgate Consultants
(212) 493-6981

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL TO PRESENT AT AMERICA'S COMMUNITY BANKERS

INVESTOR RELATIONS CONFERENCE

LAKE SUCCESS, NY – May 21, 2007 — Flushing Financial Corporation (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), announced that it will be making a presentation at America’s Community Bankers Investor Relations Conference sponsored by America’s Community Bankers.

John R. Buran, Flushing Financial's President and Chief Executive Officer, and David W. Fry, Flushing Financial’s Senior Vice President and Chief Financial Officer, will make the presentations in San Francisco on May 24, 2007.

WHO

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through 14 banking offices located in Queens, Brooklyn, Manhattan and Nassau County, and its internet banking division, “iGObanking.comTM”

WHAT	Presentation at America’s Community Bankers Investor Relations Conference sponsored by America’s Community Bankers.
WHEN/WHERE	May 24, 2007 at 10:10 a.m. at The Palace Hotel in San Francisco, California.
PRESENTATION

The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingsavings.com, on Thusday, May 24, 2007, and will remain available through June 30, 2007. The presentation will be webcast live, and be available for replay approximately one hour after its conclusion. The link to the webcast will be available on the Company’s web site.

RECENT NEWS	• May 15, 2007 - Flushing Financial Corporation declared a quarterly dividend of $0.12 per share. • April 30, 2007 - Flushing Financial Corporation reports first quarter financial results.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

# # #